UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2017

ARCTIC CAT INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-18607	41-1443470
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 North 3rd Street
Minneapolis, Minnesota	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 350-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On March 6, 2017, the acquisition of Arctic Cat Inc., a Minnesota corporation (the “Company”), by Textron Inc., a Delaware corporation (“Parent”), was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of January 24, 2017 (the “Merger Agreement”), by and among Parent, Aces Acquisition Corp., a Minnesota corporation and indirect wholly owned subsidiary of Parent (“Purchaser”), and the Company.  Pursuant to the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.  As a result of the Merger, the Company became an indirect wholly owned subsidiary of Parent.

Item 1.02              Termination of a Material Definitive Agreement.

On March 6, 2017, in connection with the closing of the Offer (as defined below), the Company terminated the Second Amended and Restated Loan and Security Agreement (the “Existing Credit Agreement”), between the Company and Bank of America, N.A. as lender and agent.  All outstanding loans and other obligations under the Existing Credit Facility were repaid in full.  No early termination penalties were incurred by the Company in connection with the termination of the Existing Credit Agreement.

Item 2.01              Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on February 2, 2017, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share (each, a “Share” and collectively, the “Shares”) of the Company at a price of $18.50 per Share (the “Offer Price”), payable net to the holder thereof in cash, without interest and subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 2, 2017 (as amended or supplemented from time to time, the “Offer to Purchase”) and in the related letter of transmittal (as it may be amended or supplemented, the “Letter of Transmittal”).

On March 6, 2017, the Company and Purchaser announced the results and completion of the Offer, which expired at 5:00 p.m. (New York City time) on March 3, 2017. According to Wells Fargo Bank, N.A., the depositary for the Offer (the “Depositary”), as of the expiration of the Offer, a total of 10,320,282 Shares were validly tendered and not properly withdrawn, representing approximately 79% of the outstanding Shares, or 73% of the Shares on a fully diluted basis (as determined pursuant to the Merger Agreement). In addition, the Depositary received commitments to tender approximately 344,208 Shares in accordance with guaranteed delivery procedures, which, when combined with the Shares validly tendered and not properly withdrawn from the Offer, represented approximately 82% of the outstanding Shares and 75% of the Shares on a fully diluted basis (as determined pursuant to the Merger Agreement).

Also on March 6, 2017, Purchaser exercised its option (the “Top Up Option”), granted under the Merger Agreement, to purchase 24,103,927 Shares from the Company.  The Company also announced that Purchaser had accepted for payment, in accordance with the terms of the Offer, all Shares that were validly tendered and not properly withdrawn prior to the expiration of the Offer.

As a result of Purchaser’s exercise of the Top Up Option, on March 6, 2017, Purchaser owned more than 90% of the Shares on a fully diluted basis (as determined pursuant to the Merger Agreement).  On March 6, 2017, in accordance with the Merger Agreement and as permitted by applicable law, Purchaser merged with and into the Company (the “Merger”) through a “short-form” merger pursuant to Section 302A.621 of the Minnesota Business Corporation Act (the “MBCA”).

At the effective time of the Merger (the “Effective Time”): (i) Purchaser was merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Surviving Company”); (ii) each Share owned by Purchaser, Parent,  or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time was canceled without any conversion thereof or payment or distribution thereto; (iii) each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time was converted into and became one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company; and (iv) each Share issued and outstanding immediately prior to the Effective Time, other than Shares canceled in accordance with (ii) above and Shares held of record or beneficially by persons who had not voted in favor of approval and adoption of the Merger Agreement and who were entitled to demand and properly exercised dissenters’ rights with respect to such Shares pursuant to, and who complied in all respects with, Sections 302A.471 and 302A.473 of the MBCA, were not converted into the right to receive the Offer Price, but instead will receive the payment of fair value of such Shares, including interest, determined in accordance with Section 302A.473 of the MBCA.

Based on the Offer Price of $18.50 per Share and the number of Shares accepted for payment by Purchaser, the value of the Shares purchased in connection with the Offer was approximately $191 million.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 25, 2017, and which is incorporated herein by reference.

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 6, 2017, the Company notified The NASDAQ Stock Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, the Company will no longer fulfill the numerical listing requirements of NASDAQ. Accordingly, on March 6, 2017, at the Company’s request, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, to delist and deregister the Shares from NASDAQ. The Company intends to file with the SEC a Form 15 under the Exchange Act to deregister the Shares and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Shares on NASDAQ ceased as of the close of trading on March 6, 2017.

Item 3.02.             Unregistered Sales of Equity Securities.

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On March 6, 2017, the Company issued and sold 24,103,927 Shares (the “Top Up Option Shares”), which is equal to the lowest number of Shares that, when added to the number of Shares owned, directly or indirectly, by Purchaser and Parent, in the aggregate, at the time of such exercise, constituted one Share more than 90% of the Shares on a fully diluted basis (as determined pursuant to the Merger Agreement), to the Purchaser in exchange for $241,039.27  in cash, which amount represents the par value of the Top Up Option Shares, and a promissory note in the principal amount of $445,681,610.23, reflecting the balance of the purchase price of the Top Up Option Shares. The Top Up Option Shares were sold pursuant to the Top Up Option granted to Purchaser under the Merger Agreement. The issuance and sale of the Top Up Option Shares were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, as it did not involve a public offering of securities.

Item 3.03              Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, each of the remaining outstanding Shares (other than Shares (i) owned by Purchaser, Parent, or any direct or indirect wholly owned subsidiary of Parent and (ii) held of record or beneficially by a person who has not voted in favor of approval and adoption of the Merger Agreement and who is entitled to demand and properly exercises dissenters’ rights with respect to such Shares (“Dissenting Shares”)) was canceled and automatically converted into the right to receive the Offer Price, payable net to the holder in cash, without interest and subject to any withholding of taxes required by applicable law. Dissenting Shares will not be converted into the right to receive the Offer Price and will instead represent the right to receive payment of the fair value of such Dissenting Shares determined in accordance with and to the extent provided by Sections 302A.471 and 302A.473 of the MBCA.

Item 5.01              Changes in Control of Registrant.

The information set forth in Items 2.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

On March 6, 2017, as a result of the acceptance of the Shares in the Offer, a change of control of the Company occurred. At the Effective Time, the Company became an indirect wholly owned subsidiary of Parent. Parent now beneficially owns 100% of the voting securities of the Company. The total amount of the consideration payable in connection with the change of control transaction was approximately $191 million.  To complete the acquisition, Purchaser used funds borrowed from Parent and evidenced by a promissory note, and Parent used its cash on hand.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On March 6, 2017, from and after the Effective Time, each of Kim A. Brink, Tony J. Christianson, Andrew S. Duff, Susan E. Lester, Christopher T. Metz, Joseph F. Puishys, and Kenneth J. Roering resigned as directors of the Company.

Also on March 6, 2017, as a result of the Merger and in accordance with the terms of the Merger Agreement, Kevin P. Holleran, Roderic Parson and Daniel B. Tidwell, the directors of Purchaser immediately prior to the Effective Time, became the directors of the Company.

Information about Kevin P. Holleran, Roderic Parson and Daniel B. Tidwell is contained in the Offer to Purchase, filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO originally filed by Purchaser, Textron Specialized Vehicles Inc., and Textron with the SEC on February 2, 2017, which information is incorporated herein by reference.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On March 6, 2017, as a result of the Merger and in accordance with the terms of the Merger Agreement, the Restated Articles of Incorporation of the Company as in effect as of the Merger Agreement were amended in their entirety to read the same as the articles of incorporation of Purchaser immediately prior to the Effective Time, except that the name of Purchaser set forth therein was changed to “Arctic Cat Inc.” and as so amended became the articles of incorporation of the Surviving Company, until thereafter amended as provided therein or in accordance with applicable law.

The articles of incorporation of the Company as so amended are attached as Exhibit 3.1 hereto and are incorporated herein by reference.

On March 6, 2017, as a result of the Merger and in accordance with the terms of the Merger Agreement, the Amended and Restated Bylaws of the Company as in effect as of the date of the Merger Agreement were amended in their entirety to read the same as the bylaws of Purchaser immediately prior to the Effective Time and as so amended became the bylaws of the Surviving Company, until thereafter amended as provided therein or in accordance with applicable law.

The bylaws of the Company as so amended are attached as Exhibit 3.2 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger by and among Textron Inc., Aces Acquisition Corp., and Arctic Cat Inc., dated January 24, 2017—incorporated by reference to Exhibit 2.1 to Arctic Cat Inc.’s Current Report on Form 8-K filed with the SEC on January 25, 2017.

3.1	Second Amended and Restated Articles of Incorporation of Arctic Cat Inc.

3.2	Second Amended and Restated Bylaws of Arctic Cat Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.

Dated: March 6, 2017	By:	/s/ Christopher J. Eperjesy
Christopher J. Eperjesy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger by and among Textron Inc., Aces Acquisition Corp., and Arctic Cat Inc., dated January 24, 2017—incorporated by reference to Exhibit 2.1 to Arctic Cat Inc.’s Current Report on Form 8-K filed with the SEC on January 25, 2017.

3.1	Second Amended and Restated Articles of Incorporation of Arctic Cat Inc.

3.2	Second Amended and Restated Bylaws of Arctic Cat Inc.